EXHIBIT 10.7

AMENDMENT NO. 3

TO SECOND AMENDED AND RESTATED CREDIT AGREEMENT

THIS AMENDMENT NO. 3 TO SECOND AMENDED AND RESTATED CREDIT AGREEMENT (this “Amendment”), dated as of February 18, 2005, is made among CBeyond Communications, LLC, a Delaware limited liability company (“Borrower”), CBeyond Communications, Inc., a Delaware corporation (“Holdings”), Cbeyond Leasing, LP, a Delaware limited partnership (“Additional Borrower”) and Cisco Systems Capital Corporation, a Nevada corporation (“Lender” or “Agent”).

WHEREAS, Borrower, Holdings, Additional Borrower, Agent and the several financial institutions from time to time party thereto entered into a Second Amended and Restated Credit Agreement dated as of November 1,2002 (as amended by Amendment No. 1 to Second Amended and Restated Credit Agreement dated as of June 30, 2003 and Amendment No. 2 to Second Amended and Restated Credit Agreement dated as of March 17, 2004, the “Credit Agreement”);

WHEREAS, the parties have agreed to amend certain provisions of the Credit Agreement;

NOW, THEREFORE, in consideration of the premises, the mutual covenants herein contained, and other good and valuable consideration, the receipt of which is hereby acknowledged, the parties hereto agree as follows:

SECTION 1 Definitions; Interpretation.

(a) Terms Defined in Credit Agreement. All capitalized terms used in this Amendment (including in the recitals hereof) and not otherwise defined herein shall have the meanings assigned to them in the Credit Agreement.

(b) Interpretation. The rules of interpretation set forth in Section 1.2 of the Credit Agreement shall be applicable to this Amendment and are incorporated herein by this reference.

SECTION 2 Amendments to the Credit Agreement.

(a) Section 5.l(o)(i)(Leverage Ratio) of the Credit Agreement is hereby deleted in its entirety and the following text inserted in lieu thereof:

Leverage Ratio. On a consolidated basis, Borrower and its Subsidiaries shall not, as of the last day of any fiscal quarter, permit its ratio of Consolidated Funded Debt to EBITDA (measured on a rolling four quarter basis for the four fiscal quarters ended on the last day of each quarterly period set forth below) to be greater than the ratios indicated below:

Quarterly Period Ending	Required Ratio
December 31, 2004	6.90:1.00
March 31, 2005	4.80:1.00
June 30, 2005	4.50:1.00
September 30, 2005	4.00:1.00
December 31, 2005	3.70:1.00
March 31, 2006	3.10:1.00
June 30, 2006	2.50:1.00
September 30, 2006	2.10:1.00
December 31, 2006 and each fiscal quarter thereafter	2.00:1.00

(b) Section 5.1(o)(iii)(Minimum EBITDA) of the Credit Agreement is hereby deleted in its entirety and the following text inserted in lieu thereof:

Minimum EBITDA. On a consolidated basis, Borrower and its Subsidiaries shall maintain EBITDA for each period of four fiscal quarters ended on a date set forth below of not less than the correlative amount indicated (bracketed amounts (< >) are negative):

Four Quarter Period Ending	Required Amount
December 31, 2004	$9,200,000.00
March 31, 2005	$12,900,000.00
June 30, 2005	$17,500,000.00
September 30, 2005	$18,900,000.00
December 31, 2005	$20,700,000.00
March 31, 2006	$24,300,000.00
June 30, 2006	$28,500,000.00
September 30, 2006	$33,000,000.00
December 31, 2006	$37,500,000.00
March 31, 2007	$42,100,000.00
June 30, 2007	$46,300,000.00
September 30, 2007	$50,100,000.00
December 31, 2007	$53,900,000.00
March 31, 2008	$57,400,000.00
June 30, 2008	$60,700,000.00
September 30, 2008	$64,100,000.00
December 31, 2008 and each fiscal quarter thereafter	$67,900,000.00

(c) In the last paragraph of Section 5.1(0) of the Credit Agreement, the words “four-market plan” are hereby deleted and replaced with the words “five-market plan”.

SECTION 3 Conditions Precedent. The amendments contained in Section 2 shall become effective as provided in Section 5(a), provided that the following conditions shall have been satisfied on or prior to February     , 2005 (the date upon which each of the following conditions are satisfied is referred to herein as the “Closing Date”):

(a) Agent shall have received from each party thereto a counterpart of (i) this Amendment, (ii) the Release, dated as of the Closing Date, by each Loan Party in favor of Cisco Systems and CSCC, and (iii) Acknowledgement and Confirmation of Security Documents, dated as of the Closing Date, by each Loan Party.

(b) There shall be no Default or Event of Default continuing as of the Closing Date under the Credit Agreement, as amended hereby, and Agent shall have received a certificate of a Responsible Officer of Holdings and Borrower, dated the Closing Date, to such effect.

(c) Agent shall have received the following, in form and substance satisfactory to Agent and each Lender: (i) evidence that all approvals or consents of any other Person, required in connection with the execution, delivery and performance of the Loan Documents shall have been obtained; (ii) a certificate of the Secretary or other appropriate officer of each Loan Party, dated the Closing Date certifying (A) copies of the Organization Documents of such Loan Party and the resolutions adopted by such Loan Party and other actions taken or adopted by such Loan Party authorizing the execution, delivery and performance of the Loan Documents, and (B) the incumbency, authority and signatures of each officer of such Loan Party authorized to execute and deliver the Loan Documents and act with respect thereto; and (iii) certificates of good standing with respect to each Loan Party certifying that each such Loan Party is qualified to do business and is in good standing in each jurisdiction in which the failure to so qualify or be in good standing would result in a Material Adverse Change.

(d) Agent shall have received a legal opinion of legal counsel to the Loan Parties, dated the Closing Date, in form and substance satisfactory to Agent and each Lender.

(g) Agent shall have received, in form and substance satisfactory to Agent and each Lender, evidence of insurance coverage, together with evidence that Agent has been named as loss payee under all policies of property insurance and as additional insured under all policies of liability insurance, in each case as required by the Collateral Documents.

(h) Borrower shall have paid all invoiced costs and expenses then due in accordance with Section 8.4 of the Credit Agreement.

(i) Agent shall have received a Compliance Certificate (with respect to any of the financial covenants set forth in Section 5.1 in effect as of December 31,2004) and an Update Certificate, each completed by a Responsible Officer of Holdings and Borrower, as of the end of the fiscal quarter immediately preceding the Closing Date.

(j) The parties hereto shall have delivered to Agent all other information and/or documentation reasonably requested by Agent.

SECTION 4 General Representations and Warranties. Borrower, Additional Borrower and Holdings each hereby represents and warrants to Agent that each of the representations and warranties of such party contained in the Credit Agreement (as amended hereby) are true and correct in all material respects as of the date hereof and Agent shall be entitled to rely on such representations and warranties as if they were made to Agent in this Amendment as of the date hereof.

SECTION 5 Miscellaneous.

(a) Effectiveness of this Amendment. The amendments set forth in Section 2 hereof shall become effective on the Closing Date.

(b) Credit Agreement Otherwise Not Affected. Except as expressly amended pursuant hereto, the Credit Agreement shall remain unchanged and in full force and effect and is hereby ratified and confirmed in all respects. Agent’s execution and delivery of, or acceptance of, this Amendment and any other documents and instruments in connection herewith (collectively, the “Amendment Documents”) shall not be deemed to create a course of dealing or otherwise create any express or implied duty by it to provide any other or further amendments, consents or waivers in the future.

(c) No Reliance. Each of Borrower and Additional Borrower hereby acknowledges and confirms to Agent that Borrower is executing this Amendment and the other Amendment Documents on the basis of its own investigation and for its own reasons without reliance upon any agreement, representation, understanding or communication by or on behalf of any other Person.

(d) Binding Effect. This Amendment shall be binding upon, inure to the benefit of and be enforceable by Borrower, Additional Borrower, Agent, Holdings and their respective successors and assigns.

(e) Governing Law. This Agreement shall be governed by, and construed in accordance with, the law of the State of New York.

(f) Complete Agreement; Amendments. This Amendment, together with the other Loan Documents, contains the entire and exclusive agreement of the parties hereto and thereto with reference to the matters discussed herein and therein. This Amendment supersedes all prior commitments, drafts, communications, discussions and understandings, oral or written, with respect thereto. This Amendment may not be modified, amended or otherwise altered except in accordance with the terms of Section 8.1 of the Credit Agreement.

(g) Severability. Whenever possible, each provision of this Amendment shall be interpreted in such manner as to be effective and valid under all applicable laws and regulations. If, however, any provision of this Amendment shall be prohibited by or invalid under any such law or regulation in any jurisdiction, it shall, as to such jurisdiction, be deemed modified to conform to the minimum requirements of such law or regulation, or, if for any reason it is not deemed so modified, it shall be ineffective and invalid only to the extent of such prohibition or invalidity without affecting the remaining provisions of this Amendment, or the validity or effectiveness of such provision in any other jurisdiction.

(h) Counterparts. This Amendment may be executed in any number of counterparts and by different parties hereto in separate counterparts, each of which when so executed shall be deemed to be an original and all of which taken together shall constitute but one and the same agreement.

(i) Interpretation. This Amendment and the other Amendment Documents are the result of negotiations between and have been reviewed by counsel to Agent, Borrower and Holdings, and are the product of all parties hereto. Accordingly, this Amendment and the other Amendment Documents shall not be construed against Agent or any Lender merely because of Agent’s involvement in the preparation thereof.

(j) Loan Documents. This Amendment shall constitute a Loan Document.

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IN WITNESS WHEREOF, the parties hereto have duly executed this Amendment, as of the date first above written.

Cbeyond Communications, LLC

By:	/s/ ROBERT FUGATE
Name: Robert Fugate Title: CFO

Cbeyond Communications, Inc.

By:	/s/ ROBERT FUGATE
Name: Robert Fugate Title: CFO

Cbeyond Leasing, L.P. as Additional Borrower

By:	Cbeyond Communications, LLC, its General Partner

By:	/s/ ROBERT FUGATE
Name: Robert Fugate Title: CFO

Cisco Systems Capital Corporation, as Agent and as a Lender

By:	/s/ WAYNE SUPER
Name: Wayne Super Title: Chief Risk Officer